Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of CCUR Holdings, Inc. (the “Company”) for the fiscal year ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne Barr Jr., Chairman of the Board, President, and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 28, 2019

/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)